UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

October 6, 2017

Commission File Number:

John Wood Group plc
(Translation of registrant’s name into English)

15 Justice Mill Lane
Aberdeen, AB11 6EQ
United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒	Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

This Form 6−K is furnished by John Wood Group plc (“Wood Group”) to the Securities and Exchange Commission (the “Commission”) using EDGAR Form 8−K12G3 as successor to Amec Foster Wheeler plc (“Amec Foster Wheeler”) pursuant to Rule 12g−3 under the Securities Exchange Act of 1934 (“Exchange Act”), as required by Rule 12g−3(f) under the Exchange Act. Upon the furnishing of this Form 6−K to the Commission, a new file number will be generated for the purpose of permitting Wood Group to file its Form 15F as described below.

On March 13, 2017, Wood Group announced a recommended all-share offer for Amec Foster Wheeler effected by means of a Scheme of Arrangement, which was approved by the shareholders of Amec Foster Wheeler at a meeting held on June 15, 2017. Pursuant to the orders of the High Court of Justice in England and Wales, the Scheme of Arrangement became effective on October 6, 2017 with Wood Group completing the acquisition of 100% of the issued capital of Amec Foster Wheeler on October 6, 2017. As required by Rule 12h-6(h) under the Exchange Act, Wood Group intends to publish a notice disclosing its intent to terminate its duty, as a successor issuer to Amec Foster Wheeler, to file reports under Section 13(a) and Section 15(d) of the Exchange Act on October 6, 2017, and intends to file Form 15F in connection with such termination on October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

John Wood Group PLC
(Registrant)

By:	/s/ David Miller Kemp
Name: David Miller Kemp
Title: Director

Dated:  October 6, 2017